FOR RELEASE: 4/27/07
MEDIA CONTACT: Ben Kiser, 402.458.3024
INVESTOR CONTACT: Cheryl Watson, 317.469.2064

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE FIRST QUARTER 2007

The following supplemental information should be read in connection with the first-quarter 2007 earnings press release of Nelnet, Inc. (the "Company"), dated April 27, 2007.

Information contained in this earnings supplement, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance, or financial condition expressed or implied by the forward-looking statements are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans. Certain prior year amounts have been reclassified to conform to the current period presentation. For more information see our filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      THREE MONTHS ENDED
                                                         ------------------------------------------
                                                           MARCH 31,     DECEMBER 31,    MARCH 31,
                                                             2007           2006           2006
                                                         ------------   ------------   ------------
                                                          (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
                                                          (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
       Loan interest                                     $   418,113    $   410,015    $   347,522
       Amortization of loan premiums and deferred
             origination costs                               (21,059)       (22,838)       (21,862)
       Investment interest                                    21,496         24,310         19,541
                                                         ------------   ------------   ------------
            Total interest income                            418,550        411,487        345,201

Interest expense:
       Interest on bonds and notes payable                   350,226        347,615        258,949
                                                         ------------   ------------   ------------

            Net interest income                               68,324         63,872         86,252
Less provision for loan losses                                 2,753          1,800          9,618
                                                         ------------   ------------   ------------
            Net interest income after provision
                  for loan losses                             65,571         62,072         76,634
                                                         ------------   ------------   ------------
Other income (expense):
       Loan and guarantee servicing income                    49,445         50,985         47,074
       Other fee-based income                                 40,029         36,868         18,155
       Software services income                                5,748          4,064          3,409
       Other income                                            6,931          4,850          1,987
       Derivative market value, foreign currency,
            and put option adjustments                       (12,130)       (19,510)        39,263
       Derivative settlements, net                             4,240          7,013          4,744
                                                         ------------   ------------   ------------
            Total other income (expense)                      94,263         84,270        114,632
                                                         ------------   ------------   ------------
Operating expenses:
       Salaries and benefits                                  70,009         60,842         57,684
       Other expenses                                         59,259         60,916         44,930
       Amortization of intangible assets                       6,918          6,794          5,633
       Impairment expense                                          -         31,090              -
                                                         ------------   ------------   ------------
            Total operating expenses                         136,186        159,642        108,247
                                                         ------------   ------------   ------------

            Income (loss) before income taxes                 23,648        (13,300)        83,019

Income tax expense (benefit)                                   8,868         (5,990)        30,711
                                                         ------------   ------------   ------------
            Net income (loss) before minority interest        14,780         (7,310)        52,308

Minority interest in net earnings of subsidiaries                  -              -           (242)
                                                         ------------   ------------   ------------
            Net income (loss)                            $    14,780    $    (7,310)   $    52,066
                                                         ============   ============   ============
            Earnings (loss) per share, basic and diluted $      0.29    $     (0.14)   $      0.96
                                                         ============   ============   ============

Weighted average shares outstanding                       50,982,187     52,506,936     54,241,341



CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                       AS OF         AS OF        AS OF
                                                     MARCH 31,    DECEMBER 31,  MARCH 31,
                                                        2007         2006         2006
                                                    -----------  ------------- -----------
                                                    (UNAUDITED)                (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                 $ 25,013,045  $ 23,789,552 $ 21,320,374
    Cash, cash equivalents, and investments          1,417,304     1,777,494    1,456,181
    Goodwill                                           191,214       191,420      132,389
    Intangible assets, net                             154,176       162,994      162,396
    Other assets                                       906,264       875,413      732,811
                                                   ------------  ------------ ------------
      Total assets                                $ 27,682,003  $ 26,796,873 $ 23,804,151
                                                   ============  ============ ============
Liabilities:
    Bonds and notes payable                       $ 26,537,482  $ 25,562,119 $ 22,670,772
    Other liabilities                                  533,403       562,904      416,173
                                                   ------------  ------------ ------------
      Total liabilities                             27,070,885    26,125,023   23,086,945
                                                   ------------  ------------ ------------

Shareholders' equity                                   611,118       671,850      717,206
                                                   ------------  ------------ ------------

      Total liabilities and shareholders' equity  $ 27,682,003  $ 26,796,873 $ 23,804,151
                                                   ============  ============ ============

Return on average total assets                           0.22%         0.27%        0.90%
Return on average equity                                  9.4%          9.6%        30.4%
Shareholders' equity to total assets                     2.21%         2.51%        3.01%

NON-GAAP PERFORMANCE MEASURES

In accordance with the Rules and Regulations of the Securities and Exchange Commission ("SEC"), the Company prepares financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on a non-GAAP performance measure referred to as base net income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results.

Base net income is the primary financial performance measure used by management to develop financial plans, allocate resources, track results, evaluate performance, establish corporate performance targets, and determine incentive compensation. The Company's board of directors utilizes base net income to set performance targets and evaluate management's performance. The Company also believes analysts, rating agencies, and creditors use base net income in their evaluation of the Company's results of operations. While base net income is not a substitute for reported results under GAAP, the Company utilizes base net income in operating its business because base net income permits management to make meaningful period-to-period comparisons by eliminating the temporary volatility in the Company's performance that arises from certain items that are primarily affected by factors beyond the control of management. Management believes base net income provides additional insight into the financial performance of the core business activities of the Company's operations.

The following table provides a reconciliation of GAAP net income (loss) to base and adjusted base net income.

                                                            THREE MONTHS ENDED
                                                -----------------------------------------
                                                  MARCH 31,    DECEMBER 31,    MARCH 31,
                                                     2007          2006          2006
                                                -------------  ------------  ------------
                                                (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
GAAP net income (loss)                           $    14,780   $    (7,310)  $    52,066
Base adjustments:
    Derivative market value, foreign currency,
        and put option adjustments                    12,130        19,510       (39,263)
    Amortization of intangible assets                  6,918         6,794         5,633
    Non-cash stock based compensation
        related to business combinations                 477           476           318
    Variable-rate floor income                             -             -             -
                                                -------------  ------------  ------------
Total base adjustments before income taxes            19,525        26,780       (33,312)
Net tax effect (b)                                    (6,638)       (9,865)       12,861
                                                -------------  ------------  ------------
Total base adjustments                                12,887        16,915       (20,451)
                                                -------------  ------------  ------------
     Base net income                                  27,667         9,605        31,615

Adjustments to base net income:
    Special allowance yield adjustment (a)                 -             -       (13,910)
    Derivative settlements, net                            -             -        (4,164)
                                                -------------  ------------  ------------
Total adjustments to base net income
        before income taxes                                -             -       (18,074)
Net tax effect (b)                                         -             -         6,868
                                                -------------  ------------  ------------
Total adjustments to base net income                       -             -       (11,206)
                                                -------------  ------------  ------------
    Adjusted base net income                     $    27,667   $     9,605   $    20,409
                                                =============  ============  ============

Earnings (loss) per share, basic and diluted:
    GAAP net income (loss)                       $      0.29   $     (0.14)  $      0.96
    Total base adjustments                              0.25          0.32         (0.37)
                                                -------------  ------------  ------------

         Base net income                                0.54          0.18          0.59

    Total adjustments to base net income                   -             -         (0.21)
                                                -------------  ------------  ------------

        Adjusted base net income                 $      0.54  $       0.18   $      0.38
                                                =============  ============  ============

----------------------------

(a) As previously disclosed, on January 19, 2007, the Company entered into a Settlement Agreement (the "Agreement") with the Department of Education (the "Department") to resolve the audit by the Department's Office of Inspector General (the "OIG") of the Company's portfolio of student loans receiving 9.5% special allowance payments. Under the terms of the Agreement, all 9.5% special allowance payments were eliminated for periods on and after July 1, 2006. The Company had been deferring recognition of 9.5% special allowance payments related to those loans subject to the OIG audit effective July 1, 2006 pending satisfactory resolution of this issue.

(b) Tax effect computed at 38%. The change in the value of the put option is not tax effected as this is not deductible for income tax purposes.

LIMITATIONS OF BASE NET INCOME

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons discussed above, management believes that base net income is an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, base net income is subject to certain general and specific limitations that investors should carefully consider. For example, unlike financial statements prepared in accordance with GAAP, the Company's base net income presentation does not represent a comprehensive basis of accounting. In addition, the Company's base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Investors, therefore, may not be able to compare our Company's performance with that of other companies based upon base net income. Base net income results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely monitored and used by the Company's management and board of directors to assess performance and information which the Company believes is important to analysts, rating agencies, and creditors.

Other limitations of base net income arise from the specific adjustments that management makes to GAAP results to derive base net income results. These differences are described below.

DIFFERENCES BETWEEN GAAP AND BASE NET INCOME

Management's financial planning and evaluation of operating results does not take into account the following items because their volatility and/or inherent uncertainty affect the period-to-period comparability of the Company's results of operations. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE, FOREIGN CURRENCY, AND PUT OPTION ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses that are caused by the change in fair value on derivatives in which the Company does not qualify for "hedge treatment" under GAAP. Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133"), requires that changes in fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments primarily used by the Company include interest rate swaps, basis swaps, interest rate floor contracts, and cross-currency interest rate swaps. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the Company does not qualify its derivatives for "hedge treatment" as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. Since the Company plans to hold all derivative instruments until their maturity, the Company believes these point-in-time estimates of asset and liability values that are subject to interest rate fluctuations make it difficult to evaluate the ongoing results of operations against its business plan and affect the period-to-period comparability of the results of operations. Included in base net income are the economic effects of the Company's derivative instruments, which includes any cash paid or received being recognized as an expense or revenue upon actual derivative settlements. These settlements are included in "Derivative settlements, net" on the Company's consolidated statements of operations.

Base net income excludes the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. In connection with the issuance of the Euro-denominated bonds, the Company has entered into cross-currency interest rate swaps. Under the terms of these agreements, the principal payments on the Euro-denominated notes will effectively be paid at the exchange rate in effect at the issuance date of the bonds. The cross-currency interest rate swaps also convert the floating rate paid on the Euro-denominated bonds' (EURIBOR index) to an index based on LIBOR. Included in base net income are the economic effects of any cash paid or received being recognized as an expense or revenue upon actual settlements of the cross-currency interest rate swaps. These settlements are included in "Derivative settlements, net" on the Company's consolidated statements of operations. However, the gains or losses caused by the re-measurement of the Euro-denominated bonds to U.S. dollars and the change in market value of the cross-currency interest rate swaps are excluded from base net income as the Company believes the point-in-time estimates of value that are subject to currency rate fluctuations related to these financial instruments make it difficult to evaluate the ongoing results of operations against the Company's business plan and affect the period-to-period comparability of the results of operations. The re-measurement of the Euro-denominated bonds correlates with the change in fair value of the cross-currency interest rate swaps. However, the Company will experience unrealized gains or losses related to the cross-currency interest rate swaps if the two underlying indices (and related forward curve) do not move in parallel.

Base net income also excludes the change in fair value of put options issued by the Company for certain business acquisitions. The put options are valued by the Company each reporting period using a Black-Scholes pricing model. Therefore, the fair value of these options is primarily affected by the strike price and term of the underlying option, the Company's current stock price, and the dividend yield and volatility of the Company's stock. The Company believes these point-in-time estimates of value that are subject to fluctuations make it difficult to evaluate the ongoing results of operations against the Company's business plans and affects the period-to-period comparability of the results of operations.

The gains and/or losses included in "Derivative market value, foreign currency, and put option adjustments" on the Company's consolidated statements of operations are primarily caused by interest rate and currency volatility, changes in the value of put options based on the inputs used in the Black-Scholes pricing model, as well as the volume and terms of put options and of derivatives not receiving hedge treatment. Base net income excludes these unrealized gains and losses and isolates the effect of interest rate, currency, and put option volatility on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the put options and the derivative instruments (but not the underlying hedged item) tend to show more volatility in the short term.

AMORTIZATION OF INTANGIBLE ASSETS: Base net income excludes the amortization of acquired intangibles, which arises primarily from the acquisition of definite life intangible assets in connection with the Company's acquisitions, since the Company feels that such charges do not drive the Company's operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations.

NON-CASH STOCK BASED COMPENSATION RELATED TO BUSINESS COMBINATIONS: The Company has structured certain business combinations in which the stock consideration paid has been dependent on the sellers' continued employment with the Company. As such, the value of the consideration paid is recognized as compensation expense by the Company over the term of the applicable employment agreement. Base net income excludes this expense because the Company believes such charges do not drive its operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations. If the Company did not enter into the employment agreements in connection with the acquisition, the amount paid to these former shareholders of the acquired entity would have been recorded by the Company as additional consideration of the acquired entity, thus, not having an effect on the Company's results of operations.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income compared with the rate based on the special allowance payment formula in declining interest rate environments. The Company refers to this additional income as variable-rate floor income. The Company excludes variable rate floor income from its base net income since its timing and amount (if any) is uncertain, it has been eliminated by legislation for all loans originated on and after April 1, 2006, and it is in excess of expected spreads. In addition, because variable rate floor income is subject to the underlying rate for the subject loans being reset annually on July 1, it is a factor beyond the Company's control which can affect the period-to-period comparability of results of operations. There was no variable-rate floor income in the periods presented.

SPECIAL ALLOWANCE YIELD ADJUSTMENT AND RELATED HEDGING ACTIVITY: The Company excludes the special allowance yield adjustments and the net settlements received or paid on those derivative instruments used to hedge the student loans that were earning 9.5% special allowance payments. Pursuant to the settlement agreement entered into with the Department, effective July 1, 2006, the Company no longer receives 9.5% special allowance payments. Prior to this agreement, the Company excluded the special allowance yield adjustments from base net income because the Company expected 9.5% special allowance payments to decline over time due to the fact that in April 2004 it ceased adding loans receiving 9.5% special allowance payments to its portfolio.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of the Company's loan portfolio:

                                               AS OF                    AS OF                    AS OF
                                             MARCH 31,               DECEMBER 31,              MARCH 31,
                                               2007                     2006                     2006
                                      ----------------------   ----------------------   ----------------------
                                                    PERCENT                   PERCENT                  PERCENT
                                        DOLLARS     OF TOTAL     DOLLARS     OF TOTAL     DOLLARS     OF TOTAL
                                      ------------ ---------   ------------  --------   ------------  --------
                                                               (DOLLARS IN THOUSANDS)
Federally insured:
   Stafford                           $ 6,096,393      24.4 %  $ 5,724,586      24.1 %  $ 6,541,680      30.7 %
   PLUS/SLS                               460,575       1.8        365,112       1.5        431,268       2.0
   Consolidation                       17,835,192      71.3     17,127,623      72.0     13,826,647      64.8
Non-federally insured                     224,870       0.9        197,147       0.8        163,624       0.8
                                      ------------ ---------   ------------ ---------   ------------ ---------
     Total                             24,617,030      98.4     23,414,468      98.4     20,963,219      98.3

Unamortized premiums and deferred
   origination costs                      422,239       1.7        401,087       1.7        379,380       1.8
Allowance for loan losses:
   Allowance - federally insured           (7,859)     (0.0)        (7,601)     (0.0)        (7,075)     (0.0)
   Allowance - non-federally insured      (18,365)     (0.1)       (18,402)     (0.1)       (15,150)     (0.1)
                                      ------------ ---------   ------------ ---------   ------------ ---------
     Net                              $25,013,045     100.0 %  $23,789,552     100.0 %  $21,320,374     100.0 %
                                      ============ =========   ============ =========   ============ =========

The following table sets forth the loans originated or acquired through each of the Company's channels:

                                                            THREE MONTHS ENDED
                                                 --------------------------------------------
                                                  MARCH 31,      DECEMBER 31,     MARCH 31,
                                                     2007           2006            2006
                                                 ------------   ------------    ------------
                                                          (DOLLARS IN THOUSANDS)
Beginning balance                                $23,414,468    $22,534,661     $19,912,955
Direct channel:
    Consolidation loan originations                1,064,238      1,762,371       1,024,835
    Less consolidation of existing portfolio        (473,795)      (843,749)       (433,900)
                                                 ------------   ------------    ------------
      Net consolidation loan originations            590,443        918,622         590,935
    Stafford/PLUS loan originations                  354,827        192,533         306,148
Branding partner channel (a) (b)                     202,290         69,498         230,150
Forward flow channel                                 375,941        332,702         351,812
Other channels (b)                                   205,918         12,209         243,953
                                                 ------------   ------------    ------------
    Total channel acquisitions                     1,729,419      1,525,564       1,722,998

Repayments, claims, capitalized
    interest, and other                             (235,807)      (125,756)       (365,158)
Consolidation loans lost to external parties        (239,404)      (307,649)       (270,400)
Loans sold                                           (51,646)      (212,352)        (37,176)
                                                 ------------   ------------    ------------
Ending balance                                   $24,617,030    $23,414,468     $20,963,219
                                                 ============   ============    ============

(a) Included in the branding partner channel are private loan originations of $44.3 million, $19.7 million, and $10.5 million for the three months ended March 31, 2007, December 31, 2006, and March 31, 2006, respectively.

(b) Included in other channels for the three months ended March 31, 2006 is $190.1 million of acquisitions that were previously presented as branding partner channel acquisitions. This reclassification was made for comparative purposes due to the nature of the transactions.

STUDENT LOAN SPREAD

The following table analyzes the student loan spread on the Company's portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                               THREE MONTHS ENDED
                                                   -------------------------------------------
                                                    MARCH 31,     DECEMBER 31,    MARCH 31,
                                                       2007           2006          2006
                                                   -------------  -------------  -------------
Student loan yield (a)                                     7.90 %         7.88 %         7.68 %
Consolidation rebate fees                                 (0.79)         (0.76)         (0.71)
Premium and deferred origination costs
  amortization (b)                                        (0.36)         (0.33)         (0.44)
                                                   -------------  -------------  -------------

Student loan net yield                                     6.75           6.79           6.53
Student loan cost of funds (c)                            (5.46)         (5.48)         (4.63)
                                                   -------------  -------------  -------------

Student loan spread                                        1.29           1.31           1.90
Special allowance yield adjustments, net of
   settlements on derivatives (d)                             -              -          (0.36)
                                                   -------------  -------------  -------------

Core student loan spread                                   1.29 %         1.31 %         1.54 %
                                                   =============  =============  =============

Average balance of student loans (in thousands)     $23,844,815    $22,978,951   $ 20,237,068
Average balance of debt outstanding (in thousands)   25,378,267     24,552,113     21,796,549

-------------------------------------------

(a) The student loan yield for the three months ended December 31, 2006 does not include the $2.8 million charge to write off accounts receivable from the Department related to third quarter 2006 9.5% special allowance payments that were not received under the Company's previously disclosed Settlement Agreement with the Department. The $2.8 million relates to loans earning 9.5% special allowance payments that were not subject to the OIG audit.

(b) Premium and deferred origination costs amortization for the three months ended December 31, 2006 excludes premium amortization related to the Company's portfolio of 9.5% loans purchased in October 2005 as part of a business combination.

(c) The student loan cost of funds includes the effects of net settlement costs on the Company's derivative instruments used to hedge the Company's student loan portfolio.

(d) The special allowance yield adjustments represent the impact on net spread had loans earned at statutorily defined rates under a taxable financing. The special allowance yield adjustments include net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield. As previously disclosed, on January 19, 2007, the Company entered into a Settlement Agreement with the Department to resolve the audit by the OIG of the Company's portfolio of student loans receiving 9.5% special allowance payments. Under the terms of the Agreement, all 9.5% special allowance payments were eliminated for periods on and after July 1, 2006. The Company had been deferring recognition of 9.5% special allowance payments related to those loans subject to the OIG audit effective July 1, 2006 pending satisfactory resolution of this issue.

INTEREST RATE SENSITIVITY

A portion of the Company's student loan assets earn a fixed rate. As a result, management uses fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. The following table shows the Company's student loan assets currently earning at a fixed rate as of March 31, 2007:


                       BORROWER/
            FIXED       LENDER        ESTIMATED
           INTEREST    WEIGHTED       VARIABLE         BALANCE
             RATE       AVERAGE      CONVERSION       OF FIXED
            RANGE        YIELD        RATE (A)       RATE ASSETS
          ---------   -------------  ------------ -------------
                                                   (DOLLARS IN
                                                    THOUSANDS)

          8.0-9.0  %       8.23 %         5.59 %    $ 362,919
            >9.0           9.05           6.41        402,077
                                                  -------------
                                                    $ 764,996
                                                  =============
      ------------------

      (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.


The following table summarizes the outstanding derivative instruments as of March 31, 2007 used by the Company to hedge the fixed-rate loan portfolio.

                                                WEIGHTED AVERAGE
                                 NOTIONAL      FIXED RATE PAID BY
              MATURITY            VALUES          THE COMPANY
          ----------------    --------------   -----------------
                                (DOLLARS IN
                                  THOUSANDS)

          2008                $   462,500             3.76%
          2009                    312,500             4.01%
                              ------------     ---------------
             Total             $   775,000             3.86%
                              ============     ===============

In addition to the interest rate swaps with notional values of $0.8 billion summarized above, as of March 31, 2007, the Company had $376.4 million of fixed-rate debt (excluding the Company's fixed-rate unsecured debt of $475.0 million) that was used by the Company to hedge fixed-rate student loan assets.

DERIVATIVE SETTLEMENTS

The following table summarizes the components of derivative settlements.

                                                                     THREE MONTHS ENDED
                                                          ----------------------------------
                                                           MARCH 31,  DECEMBER 31, MARCH 31,
                                                             2007        2006        2006
                                                          ---------- ------------ ----------
                                                                  (DOLLARS IN THOUSANDS)
Interest rate and basis swap derivatives- loan portfolio  $   2,895   $    4,291  $   1,732
Interest rate swap derivatives- other (a)                     4,664        7,044          -
Special allowance yield adjustment derivatives (a)                -            -      4,164
Cross currency interest rate swaps                           (3,319)      (4,322)    (1,152)
                                                          ---------- ------------ ----------

Derivative settlements, net                               $   4,240   $    7,013  $   4,744
                                                          ========== ============ ==========

(a) Derivative settlements for interest rate swaps "other" include settlements on the portfolio of derivatives that the Company had used to hedge 9.5% special allowance payments and the portfolio of off-setting interest rate swaps the Company entered into during the fourth quarter 2006. The new derivatives mirror the 9.5% special allowance payment derivatives. Settlements on the 9.5% special allowance derivatives were classified in the special allowance yield adjustment derivatives line item through September 30, 2006.

STUDENT LOAN SERVICING

The Company performs servicing activities for its own portfolio and third parties. The following table summarizes the Company's loan servicing volumes:

                                  AS OF MARCH 31,               AS OF DECEMBER 31,                AS OF MARCH 31,
                                      2007                           2006                             2006
                       -------------------------------- --------------------------------- -------------------------------
                         COMPANY  THIRD PARTY    TOTAL    COMPANY  THIRD PARTY    TOTAL    COMPANY  THIRD PARTY   TOTAL
                       ---------- ----------- --------- ---------- ------------ --------- --------- ----------- ---------
                                                                (DOLLARS IN MILLIONS)
FFELP and private loans  $ 23,274    $ 8,935   $ 32,209   $ 21,869     $ 8,725   $ 30,594  $ 18,017    $ 10,626 $ 28,643
Canadian loans
  (in U.S. $) (a)               -      9,266      9,266          -       9,043      9,043         -       8,388    8,388
                       ---------- ----------- --------- ---------- ------------ --------- --------- ----------- ---------

Total                    $ 23,274   $ 18,201   $ 41,475   $ 21,869    $ 17,768   $ 39,637  $ 18,017    $ 19,014 $ 37,031
                       ========== =========== ========= ========== ============ ========= ========= =========== =========

(a) As previously disclosed, EDULINX Canada Corporation, a subsidiary of Nelnet, TED] announced that the Government of Canada decided to award a competitive contract to provide services in support of the Canada and Integrated Student Loan Programs (CSLP) upon the expiration of the current EDULINX contract for such services to another service provider. The Government of Canada is EDULINX's largest customer. This contract is scheduled to expire on March 31, 2008. As a result of this decision, EDULINX will be required to transition the existing CSLP portfolio it services to the selected service provider. As of March 31, 2007, the Company serviced $8.0 billion of CSLP loans.